Exhibit 99.1

PRELIMINARY FORM OF PROXY AUSTERLITZ ACQUISITION CORPORATION I PROXY FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON [ ], 2021 This proxy is solicitated on behalf of the Board of Directors The undersigned hereby appoints David W. Ducommun and Michael L. Gravelle, and each of them, proxies and attorneys- in-fact, each with the power of substitution and revocation, and hereby authorizes and instructs each to represent and vote, in the manner provided herein, all the shares of common stock of Austerlitz Acquisition Corporation I (“Austerlitz”) that the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders to be held virtually via live webcast at [ ] on [ ], 2021 at [ ] a.m. Eastern Time, and at any adjournments or postponements thereof. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF THIS PROXY IS SIGNED AND DATED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE AUSTERLITZ BOARD OF DIRECTORS – “FOR” ALL PROPOSALS BELOW. The proxies are hereby authorized to vote in their discretion on any such other matters or business that may properly come before the Austerlitz Extraordinary General Meeting, or any adjournment or postponement thereof. THE BOARD OF DIRECTORS OF AUSTERLITZ RECOMMENDS A VOTE “FOR” ALL PROPOSALS BELOW. Each of the Business Combination Proposal, the Bye-Laws Proposal, the Share Issuance Proposal, the Omnibus Incentive Plan Proposal and the Domestication Proposal (such proposals, together the “Required Austerlitz Proposals”) is conditioned on the approval and adoption of each of the other Required Austerlitz Proposals. The Non-Binding Governance Proposals and the Director Election Proposal are conditioned on the approval of the Required Austerlitz Proposals. The Adjournment Proposal is not conditioned on any other approval. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) SEE REVERSE SIDE PROXY CARD

AUSTERLITZ ACQUISITION CORPORATION I — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Please mark vote as indicated in this example **X**

Proposal	FOR	AGAINST	ABSTAIN
Proposal No. 1 — The Business Combination Proposal — a proposal to approve Austerlitz's entry into the Business Combination Agreement, dated as of May 10, 2021 (as may be amended, supplemented or otherwise modified from time to time, the "Business Combination Agreement"), by and among Austerlitz, Wave Merger Sub Limited, an exempted company limited by shares incorporated in Bermuda ("Merger Sub"), and Wynn Interactive Ltd., an exempted company limited by shares incorporated in Bermuda (the "Company"), a copy of which is attached to the proxy statement/prospectus as Annex A, pursuant to which, among other things, (i) Austerlitz will transfer by way of continuation from the Cayman Islands to Bermuda and register as an exempted company limited by shares in accordance with Part XA of the Bermuda Companies Act and Part XII of the Cayman Islands Companies Act (As Revised) (the "Domestication"), and (ii) Merger Sub will merge with and into the Company (the "Merger" and together with the Domestication the "Business Combination"), with the Company being the surviving company of the Merger (such surviving company is referred to as "WBET").	☐	☐	☐
Proposal No. 2 — The Bye-Laws Proposal — a proposal to approve that the Amended and Restated Memorandum and Articles of Association of Austerlitz currently in effect (the "Austerlitz Organizational Documents") be amended and restated by the deletion in their entirety and the substitution in their place of the WBET Memorandum of Continuance and WBET Bye-Laws (a copy of which is attached to the proxy statement/prospectus as Annex B) (together, the "WBET Organizational Documents") including the authorization of the change of name to 'Wynn Interactive Limited' in each case effective upon the Domestication.	☐	☐	☐
Proposal No. 3 – The Non-Binding Governance Proposals — the proposals to approve the following governance provisions in the WBET Bye-Laws, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis to give shareholders the opportunity to present their separate views on important corporate governance provisions:			
Proposal 3A: Multi-Class Shares: To approve a multi-class share structure in the WBET Bye-Laws, in which holders of WBET Class A Shares and WBET Class C Shares will be entitled to cast one vote per WBET Class A Share or WBET Class C Share on each matter submitted to the shareholders, and holders of WBET Class V Shares will be entitled to cast ten votes per WBET Class V Share on each matter submitted to the shareholders.	☐	☐	☐
Proposal 3B: Election, Number and Removal of Directors: To approve provisions of the WBET Bye-Laws relating to director election, removal and number of directors to other similarly situated public companies, including to provide for the election of directors by shareholders.	☐	☐	☐
Proposal 3C: Powers of Directors: To allow Wynn Resorts, Limited to continue to execute on WBET's long-term strategy in respect of certain matters, for so long as it owns the requisite threshold of WBET Shares that it held immediately following the Closing of the Business Combination.	☐	☐	☐
Proposal 3D: Approval of Business Combinations: To approve provisions of WBET Bye-Laws that enables WBET to consummate a merger or other form of business combination with the approval of at least a majority of the WBET shareholders if such merger or business combination is approved by the board of directors of WBET (the "WBET Board"), instead of a two-thirds majority as currently provided in Austerlitz Organizational Documents. The approval of a two-third majority is still required if the WBET Board does not approve the merger or business combination.	☐	☐	☐
Proposal 3E: Provisions relating to Gaming Operations: To provide for certain restrictions to control the gaming operations of WBET, including to ensure proper compliance with Gaming Laws where applicable.	☐	☐	☐
Proposal No. 4 — The Share Issuance Proposal — a proposal to approve, for the purposes of complying with the applicable provisions of Section 312.03 of the NYSE's Listed Company Manual, the issuance of ordinary shares of Austerlitz in connection with the consummation of the transactions contemplated by the Business Combination Agreement.	☐	☐	☐
Proposal No. 5 — The Adjournment Proposal — a proposal to approve the adjournment of the Extraordinary General Meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to Austerlitz Shareholders or, if as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient Austerlitz ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting, or (B) in order to solicit additional proxies from Austerlitz Shareholders in favor of one or more of the proposals at the Extraordinary General Meeting.	☐	☐	☐
Proposal No. 6 — The Domestication Proposal — a proposal to approve that Austerlitz be transferred by way of continuation from the Cayman Islands to Bermuda and registered as an exempted company limited by shares in accordance with Part XA of the Bermuda Companies Act and Part XII of the Cayman Islands Companies Act and, immediately upon being de-registered in the Cayman Islands, Austerlitz be continued and registered as an exempted company limited by shares under the laws of Bermuda. In accordance with the Austerlitz Organizational Documents, prior to the consummation of Austerlitz's initial business combination only the holders of AUS Class B Shares and AUS Class C Shares are entitled to vote on the Domestication Proposal.	☐	☐	☐
Proposal No. 7 — The Director Election Proposal — a proposal to approve the election of nine director nominees as described in the proxy statement/prospectus. In accordance with the Austerlitz Organizational Documents, prior to the consummation of Austerlitz's initial business combination only the holders of AUS Class B Shares and AUS Class C Shares are entitled to vote on the Director Election Proposal.	☐	☐	☐
Proposal No. 8 — The Omnibus Incentive Plan Proposal — a proposal to approve the Wynn Interactive Limited 2021 Omnibus Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex L.	☐	☐	☐

Date:______________________________________, 2021

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Print Name of Stockholder

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Signature of Stockholder or Authorized Signatory

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Name of Authorized Signatory (if applicable)

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Title of Authorized Signatory (if applicable)

Note: Please sign exactly as your name appears on this proxy. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian or as a corporate or other authorized officer, please give title as such.